UNITED STATES
SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549
______________
FORM 8-K CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 1, 2006
AUTOMATIC DATA PROCESSING, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-5397	22-1467904
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One ADP Boulevard, Roseland, New Jersey	07068
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (973) 974-5000
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

On August 1, 2006 Automatic Data Processing, Inc., a Delaware corporation (the “Company” or “ADP”) entered into a letter agreement with Mr. Christopher R. Reidy, who will become a Corporate Vice President and Chief Financial Officer of ADP, which sets forth certain understandings and arrangements with respect to the employment relationship of Mr. Reidy with ADP. Since 2000, Mr. Reidy has held various positions with the AT&T Corporation, including Vice President, Business Planning, Vice President and Chief Financial Officer, Consumer Services, Vice President and Chief Financial Officer, Business Services, and most recently, Vice President, Controller and Chief Accounting Officer. The AT&T Corporation is not an affiliate of the Company. Mr. Reidy is expected to begin his employment with ADP no later than October 2, 2006.

Under the terms of his letter agreement with the Company, Mr. Reidy’s initial annual base salary shall be $500,000 and his annual target bonus shall be 80% of his base salary. The actual bonus paid to Mr. Reidy will be based on his and the Company’s accomplishments in relation to pre-established performance goals. The letter agreement provides that Mr. Reidy is to be granted a time-based restricted stock award of 26,000 shares; restrictions on 13,000 of such shares will lapse in each of fiscal year 2007 and fiscal year 2008. In addition, Mr. Reidy will be granted 13,000 shares of performance-based restricted stock for the Company’s 2007 fiscal year, which amount is subject to adjustment based on the achievement of pre-established performance criteria. The agreement further provides that Mr. Reidy is to receive an initial stock option grant of 75,000 shares on October 2, 2006, which options will have a per-share exercise price equal to the value of the Company’s common stock on the date of grant; normal additional grants to Mr. Reidy will be 20,000 options per year, provided that the first normal additional grant will be in January 2008. Under ADP’s 2-year accelerated revenue growth program (the “ARP”), the first program of which will, pending approval by the Compensation Committee of the Board of Directors, commence July 1, 2006 and will end June 30, 2008, the “target number of shares” of ADP restricted stock that Mr. Reidy may earn shall be based on 60% of Mr. Reidy’s base salary (all as determined by the terms and conditions of the applicable ARP).

Mr. Reidy is entitled to participate in the Company’s Change in Control Severance Plan for Corporate Officers and to participate in the Company’s car program for executives, in both cases on the same terms as other Company executives. Mr. Reidy is also entitled to participate in all of the Company’s then-current pension, 401(k), medical and health, life, accident, disability and other insurance programs, stock purchase and other plans and arrangements that are generally available to other Company executives.

In the event that Mr. Reidy is non-voluntarily terminated from ADP within the first three years of his employment, he will receive two years of base salary, bonus and restricted stock. After the third year of his employment, Mr. Reidy’s separation pay will be the equivalent of one year of base salary, bonus and restricted stock.

A copy of this letter agreement is attached as Exhibit 10.22 to this Form 8-K and is incorporated herein by reference. A copy of ADP’s press release announcing Mr. Reidy’s employment with ADP is attached hereto as Exhibit 99.1 and is hereby incorporated by reference.

Item 5.02           Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(c)          On August 1, 2006, the Company’s Board of Directors appointed Mr. Dan Sheldon, 50, the Company’s Controller, as the Company’s Principal Accounting Officer and acting Principal Financial Officer. Mr. Sheldon joined ADP in 1984. Prior to his promotion to Principal Accounting Officer, he served as Vice President, Corporate Controller from 2003 to 2006, as Chief Financial Officer of the Company’s Brokerage Services business from 2001 to 2003 and Chief Financial Officer of the Company’s Dealer Services business from 1996 to 2001. Mr. Sheldon shall serve as acting Principal Financial Officer until Mr. Reidy joins the Company, at which time Mr. Reidy shall become the Company’s Principal Financial Officer.

Item 9.01	Financial Statements and Exhibits

(c)	Exhibits

The following exhibits are filed as part of this Report on Form 8-K:

Exhibit Number	Description
10.22	Letter Agreement, dated as of August 1, 2006 between Automatic Data Processing, Inc. and Christopher R. Reidy (Management Contract)
99.1	Press Release, dated August 2, 2006, issued by Automatic Data Processing, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 2, 2006

AUTOMATIC DATA PROCESSING, INC.

By:	/s/ James B. Benson_______________
Name:	James B. Benson
Title:	Vice President

Exhibit Index

Exhibit Number	Description
10.22	Letter Agreement, dated as of August 1, 2006 between Automatic Data Processing, Inc. and Christopher R. Reidy (Management Contract)
99.1	Press Release, dated August 2, 2006, issued by Automatic Data Processing, Inc.